UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 10, 2004

Hawaiian Electric Industries, Inc.

Exact Name of Registrant as Specified in Its Charter

State of Hawaii	1-8503	99-0208097
(State or other jurisdiction of incorporation)	Commission File Number	I.R.S. Employer Identification No.

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (808) 543-5662

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 10, 2004, HEI issued the following news release:

HAWAIIAN ELECTRIC INDUSTRIES, INC. ANNOUNCES THE RETIREMENT OF

PETER C. LEWIS AND THE APPOINTMENT OF PATRICIA UYEHARA WONG AS VICE PRESIDENT, ADMINISTRATION

HONOLULU — Hawaiian Electric Industries, Inc. (NYSE — HE) today announced that after thirty-eight years of service to Hawaiian Electric Industries, Inc. (HEI) and its subsidiaries, Hawaiian Electric Company, Inc. (HECO) and American Savings Bank, F.S.B. (American), Peter C. Lewis, vice president, administration and corporate secretary, will be retiring from HEI on April 26, 2005, the date of the 2005 HEI Annual Shareholders’ meeting.

Since 1989, Peter has served as HEI’s vice president, administration and as HEI’s and American’s corporate secretary. Prior to that, he served concurrently as HECO’s vice president, administration and secretary and as president of Malama Pacific Corporation, a former real estate subsidiary of HEI. From 1968 through 1975, he was HECO’s secretary and treasurer. Before joining HEI, Peter was the deputy attorney general in the Hawaii State Attorney General’s office from 1962 to 1968.

Peter has always been active in the community and in his profession. He is currently a director of the East-West Center Foundation, EPIC Ohana Conferencing, the Institute for Human Services, the Hawaiian Educational Council and the Chamber of Commerce of Hawaii. He is also a member of the Consular Corps of Hawaii, the American Bar Association, and the Hawaii Bar Association. Peter also has the distinction of being New Zealand’s Honorary Consul.

Peter attended Punahou School and graduated from Deerfield Academy. He received his bachelor of arts degree from Williams College and received a juris doctorate from the University of Virginia Law School. Before attending the University of Virginia, Peter was a U.S. Air Force pilot and a Captain in the U.S. Air Force Reserves.

“Peter has been a valued member of our senior management. He advocated and implemented best practices in corporate governance and ethics, and ensured HEI’s recognition in the community as a preferred employer. I sincerely appreciate his years of dedicated service to the Company. We will miss him and wish him all the best in his well-deserved retirement,” said Robert F. Clarke, HEI chairman, president and chief executive officer.

Patricia Uyehara Wong will succeed Peter as HEI vice president, administration and corporate secretary upon his retirement. To ensure a smooth transition, however, Pat will be appointed vice president, HEI, effective January 1, 2005.

Pat currently serves as vice president, corporate excellence at HECO, overseeing workforce staffing and development, industrial relations, compensation and benefits, and safety, security and facilities. She is also HECO’s compliance officer for the company Code of Conduct and the privacy officer under the Health Insurance Portability and Accountability Act and is responsible for negotiating labor collective bargaining agreements with the International Brotherhood of Electrical Workers Local 1260.

Pat joined HECO in 1990 as an attorney in the legal department. She was promoted to manager of the environmental department in 1996. Pat became vice president, corporate excellence in 1998.

Prior to joining HECO, Pat served as administrative law clerk to Chief Justice Herman Lum of the Hawaii Supreme Court and was a litigation associate at Cades Schutte, Fleming and Wright.

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Pat is a graduate of McKinley High School. She attended University of Hawaii Manoa as an undergraduate before transferring and receiving her bachelor’s degree from Yale University. She received her juris doctorate from University of Pennsylvania Law School.

Pat is active in community and professional organizations. She is currently on the Board of Governors of the Hawaii Employers Council, the Executive Planning Committee of the Western Electric Institute and a member of the Hawaii Bar Association. She will be serving as a 2005 Vice Chair for the annual YWCA LeaderLuncheon.

“Pat’s depth of knowledge and experience makes her a natural successor to Peter. I welcome the energy and leadership she will bring to the senior management team,” said Clarke.

HEI and its subsidiaries are a critical part of Hawaii’s economy. HEI supplies power to over 400,000 customers or 93% of the Hawaii electric public utility market through its electric utilities, Hawaiian Electric Company, Maui Electric Company and Hawaii Electric Light Company, and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, the state’s third largest financial institution based on asset size.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN ELECTRIC INDUSTRIES, INC.
(Registrant)

/s/ Eric K. Yeaman
Eric K. Yeaman
Financial Vice President, Treasurer and Chief Financial Officer
(Principal Financial Officer of HEI)

Date: November 10, 2004

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